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FOR:    EDAC TECHNOLOGIES CORPORATION

COMPANY     GLENN PURPLE
CONTACT:    (860) 679-7418
                                                           FOR IMMEDIATE RELEASE

EDAC TECHNOLOGIES REPORTS REFINANCING

         FARMINGTON, CT, APRIL 2, 2003 -- EDAC Technologies Corporation (the "Company") (OTC Bulletin Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported a refinancing of its existing obligations to the Company's former lender. Prior to the refinancing described below, the Company had recorded outstanding obligations to its former lender, under an Amended and Restated Term Note dated September 29, 2000, in the amount of $9,728,000, including principal, interest and late fees (the "Original Note"). On April 1, 2003, the Company's former lender agreed to cancel the Original Note in exchange for (i) a new promissory note in the principal amount of $1,325,000 and (ii) a new contingent promissory note in the principal amount of $1,000,000. The $1,325,000 note bears interest at a rate of seven percent, is payable in eighteen equal monthly installments, has a maturity date of October 1, 2004, and is subordinate to the Company's obligations to the Company's primary lender. The $1,000,000 note does not bear interest, is payable only upon the occurrence of certain events on or before March 31, 2005, including a change in control, sale of the Company or liquidation, and is subordinate to other existing and future ordinary course obligations of the Company. All other amounts due under the Original Note have been forgiven by the Company's





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former lender. The Company's former lender has sold all of its interest in the
$1,325,000 note to an unrelated third party.

         Commenting on the refinancing, Dominick A. Pagano, the Company's Chief Executive Officer said, "The successful restructuring of our bank loans, together with the consolidation of our four operating divisions, we believe will allow us to be in a better position to compete and grow our business when the machine tool and aerospace industries start to rebound."

         The Company's Gros-Ite Industries primarily offers design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment and gauges and components used in the manufacture, assembly and inspection of jet engines. Gros-Ite Spindle specializes in the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools, which are found in virtually any type of manufacturing environment. Apex Machine Tool Company is a diversified manufacturing company specializing in high-precision fixtures, gauges, dies and molds.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.